UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 08, 2023

Getaround, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40152	85-3122877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Green Street
San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 295-5725

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GETR	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	GETR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2023, Getaround, Inc. (the “Company”) entered into certain agreements related to the consolidation and refinancing of certain indebtedness and the borrowing of additional funds (the “Refinancing Transaction”). In the Refinancing Transaction, among other things, (i) the Company repaid in full the principal and unpaid accrued interest under a promissory note (the “Bridge Note”) with Mudrick Capital Management L.P. on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. or its affiliates (the “Bridge Noteholder”), dated August 7, 2023 and (ii) the Company received new funding in an aggregate principal amount of $15,050,685 as described below. In connection with the Refinancing Transaction, on September 6, 2023, the Company and the Bridge Noteholder amended the Bridge Note to extend the maturity date thereunder to 11:59 p.m. Eastern Time on September 8, 2023.

On September 8, 2023, the Company issued and sold to Mudrick Capital Management L.P. on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. or its affiliates (the “Purchaser”), a super priority note in an aggregate amount of $15,050,685 (the “Note”) pursuant to a subscription agreement dated September 8, 2023 (the “Subscription Agreement”), by and between the Purchaser and the Company, and the form of global note attached thereto. The terms of the Note are set forth in the First Supplemental Indenture, dated as of September 8, 2023 (the “Supplemental Indenture”) to the Indenture dated as of December 8, 2022 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”) by and among the Company, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

The Note accrues interest monthly beginning on October 15, 2023, at a rate of 8.00% per annum. Upon the occurrence, and during the continuation, of an Event of Default (as defined in the Subscription Agreement), an additional 2.00% will be added to the stated interest rate. The Note will mature on August 7, 2024 (the “Maturity Date”), at which time the principal and accrued interest will become due, payable in cash, unless earlier redeemed or repurchased.

The Company may prepay the Note at any time prior to the Maturity Date, and subject to the following exception, must prepay the balance of the Note with (a) 50% of the net proceeds received prior to, and 100% of the net proceeds received on or after, January 31, 2024 from issuances of the Company’s capital stock (excluding intra-company issuances) or issuances of Company debt by the Company or any of its subsidiaries, and (b) 100% of the net proceeds of any sale, or similar disposition, of the Company or any of its subsidiaries. The mandatory prepayments set forth above do not apply to the first $10.0 million of net proceeds received by the Company.

The Note is a senior secured obligation of the Company, guaranteed by certain of its subsidiaries and secured by collateral consisting of substantially all of the assets of the Company and its subsidiary guarantors. Subject to limited exceptions, the Note will rank senior to all outstanding and future indebtedness of the Company, including the Company’s 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Convertible Notes”) issued to Mudrick Capital Management.

The Subscription Agreement provides that, by October 27, 2023, the Company must have (i) taken specific steps to obtain a meaningful junior debt or equity investment to fund the operations of the Company or either sell all or substantially all of the Company and (ii) be engaged with at least one prospective counterparty in a manner that could be reasonably expected to yield a term sheet or letter of intent to invest in or acquire the Company as determined in the good faith, reasonable judgment of the Purchaser. Additionally, the Company is required to use reasonable best efforts to make certain adjustments to the “Conversion Rate” (as set forth in the Base Indenture), including: (a) adjust the conversion rate to 500 shares of common stock of the Company per $1,000 principal amount of the Convertible Notes by entering into a supplemental indenture to the Base Indenture with the trustee; and (b) if the Borrower has not, by January 31, 2024, under certain circumstances (including obtaining financing or proceeds from the settlement of litigation), repaid in full all principal and unpaid accrued interest under the Note to the Purchaser, a further adjustment of the conversion rate to 4,000 shares of common stock per $1,000 principal amount of the Convertible Notes by entering into a supplemental indenture to the Base Indenture with the trustee thereunder. In connection with the foregoing, pursuant to the Subscription Agreement, the Company agreed to hold a special meeting of stockholders as soon as reasonably practicable (but no later than January 31, 2024) to approve the conversion rate adjustments described above, and it sought and obtained stockholder voting and support agreements from stockholders of the Company beneficially owning at least a majority of the outstanding shares of its common stock (other than those held by the Purchaser) that are entitled to vote at such special meeting of stockholders.

Pursuant to the terms of the Subscription Agreement, members of Company management are entitled to a transaction bonus equal to 20% of the enterprise value of the Company and its subsidiaries in excess of $225 million received by the Company in the form of cash or securities, in the event of a sale of the Company or similar transactions described in the Base Indenture.

The Subscription Agreement and Indenture also contain customary events of default, including failure to comply with the covenants in the Subscription Agreement.

The foregoing description of the Subscription Agreement (including the form of Note attached thereto), and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by the full text of the Subscription Agreement (including the form of global note attached thereto) and the Supplemental Indenture. A copy of the Subscription Agreement (including the form of

Note attached thereto) is attached to this Report as Exhibit 10.1 and incorporated by reference herein. A copy of the Supplemental Indenture will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The Company expects to file all of its delinquent periodic reports with the Securities and Exchange Commission by November 15, 2023, or as soon as practicable after the expected completion of the Company’s audit of the year ended December 31, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Subscription Agreement, dated as of September 8, 2023, by and between the Company and the Purchaser.
10.1(a)	Form of Super Priority Notes due August 7, 2024 (included as Exhibit A to the Subscription Agreement filed as Exhibit 10.1).
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETAROUND, INC.

Date:	September 12, 2023	By:	/s/ Spencer Jackson
		Name: Title:	Spencer Jackson General Counsel & Secretary